Filed by ADMA Biologics, Inc.
pursuant to Rule 14a-12
under the Securities Exchange Act of 1934, as amended
Subject Company: ADMA Biologics, Inc.
Commission File No.: 001-36728

ADMA Biologics to Acquire Certain Assets from Biotest Pharmaceuticals Corporation and Become a Vertically Integrated Commercial Plasma Products Company

ADMA to secure:
•	Ownership and control of U.S. based Immune Globulin manufacturing facility
•	FDA licensed products portfolio with immediate and on-going commercial sales
•	$40M in Equity/Debt Financing from Biotest AG; ADMA’s cash runway presently expected to be extended to 2H 2018

RAMSEY, N.J. – January 23, 2017 – ADMA Biologics, Inc. (NASDAQ: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases, today announced it signed a definitive agreement to acquire certain manufacturing and therapy-related assets from Biotest Pharmaceuticals Corporation (BPC), a wholly-owned subsidiary of Biotest AG.  The transaction, subject to customary closing conditions, including shareholder approval, is expected to close during the first half of 2017.

ADMA’s lead product candidate, RI-002, is manufactured at BPC’s facility in Boca Raton, Florida.  ADMA  has been working closely with BPC on resolving certain issues at this facility in connection with deficiencies identified by the U.S. Food and Drug Administration (FDA) in ADMA’s Complete Response Letter (CRL) for RI-002 (July 2016).  RI-002 is a specialty plasma-derived, polyclonal, intravenous immune globulin (IGIV).  ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with Primary Immune Deficiency Disease (PIDD).

“Upon the completion of this transaction, ADMA believes it will be uniquely positioned to offer a fully vertically integrated plasma products and immune globulin platform in the U.S.  This transaction will allow ADMA to work directly with the FDA in efforts to obtain U.S. regulatory approval for RI-002 and remediate the outstanding Warning Letter at the manufacturing facility,” stated Adam Grossman, President and Chief Executive Officer, Director and Founder of ADMA Biologics.

“Through this transformative transaction, we believe that combining these acquired assets with our innovative immune globulin intellectual property will afford ADMA an expedited and less costly pathway for exploring additional hyperimmune globulin product candidates, as well as other potential plasma derived products.  We believe the plasma industry and market are poised for growth in the coming years, as such, ADMA believes that it has secured a prime place for it and its stockholders to reap the rewards associated with marketing novel plasma derived therapies. Additionally, as evidenced by recent transactional activity in the plasma products industry, this transaction should enhance our Company’s competitive positioning and will accelerate ADMA’s growth and ultimately benefit its stockholders,” Mr. Grossman concluded.

Dr. James Mond, Chief Medical and Scientific Officer of ADMA Biologics, stated, “Since the receipt of the CRL for RI-002 this past July, ADMA has been working to find a solution to the issues which would result in the most expeditious way to obtain FDA regulatory approval for RI-002.  With the experience of our management team and Board of Directors in the plasma products industry, BPC and Biotest AG have conveyed their belief that ADMA is the ideal company to lead the efforts for the resolution of the Warning Letter at the plant as well as harnessing the potential of the assets and championing the BPC product portfolio.”

“With operational control and the ability to employ ADMA’s strict fiscal management policies and oversight to the operations of these acquired assets, we believe ADMA will generate a positive impact on future gross margins for the company as well as for RI-002, once it’s approved by the FDA,” stated Mr. Brian Lenz, Chief Financial Officer of ADMA Biologics.

“Biotest AG, BPC and ADMA look forward to the closing of this promising and transformative transaction, which is anticipated to occur during the first half of 2017,” said Dr. Bernhard Ehmer, Chief Executive Officer and Chairman of the Board of Management of Biotest AG. “We believe that ADMA’s management team and Board are equipped with the operational expertise required to effectively leverage the acquired manufacturing facilities, and ultimately achieve FDA licensure of RI-002.  We are confident that ADMA is ideally suited to maximize the commercial potential of the acquired assets,” Mr. Ehmer concluded.

The core assets ADMA will be acquiring upon consummation of the proposed transaction include:

•
Property, facilities, laboratories, equipment and certain employees located at 5800 and 5900 Park of Commerce Blvd, Boca Raton, FL, which properties are comprised of two commercial buildings totaling ~126,000 square feet on ~15 acres of land.  The buildings house a fully equipped plasma fractionation and purification plant of FDA licensed biologics, testing laboratories, office space, ambient and cold storage warehouses, as well as a commercial scale monoclonal antibody production facility.

•	FDA licensed products including Nabi-HB™ (Hepatitis B Immune Globulin, Human) and BIVIGAM™ (Immune Globulin Intravenous, Human).
•	Contract manufacturing and services agreement for a third party’s licensed hyperimmune globulin product.
•
Biotest will provide ADMA with cash consideration totaling up to $40 million, consisting of a $12.5 million in cash upon closing, a $15 million unsecured subordinated loan at a six (6%) percent per annum interest rate, and interest only through the life of the loan and final principal payment due in full at the end of the five year loan period, along with a firm equity commitment to invest an additional $12.5 million in future equity financings of ADMA.  Although there can be no assurances, it is presently anticipated that with ADMA’s cash on hand forecasted at the time of the anticipated closing, plus the contractual capital commitments from Biotest AG, ADMA is expected to have sufficient cash for operations into the second half of 2018, if not longer.

The consideration for the above listed assets, cash and financing commitments to be given by ADMA upon the closing of the proposed transaction includes the following:

•
Fifty percent of ADMA’s capital stock, less one share (calculated as of immediately following the closing and on a post-closing issuance basis), consisting of (a) voting common stock equal to 25% of the issued and outstanding common stock of ADMA, and (b) non-voting common stock representing the balance of such 50% equity interest, less one share.

•	The right for BPC to designate one director and one observer to ADMA’s Board of Directors.
•	ADMA will transfer ownership to BPC of its two wholly-owned plasma centers in Norcross, Georgia and Marietta, Georgia, effective January 1, 2019.
•
Biotest AG to maintain its existing distribution rights granted for RI-002 in Europe, Near and Middle East and selected other territories and a right of first offer to BPC for the distribution of potential future ADMA developed plasma based products in the territories.

BPC will be entering into a standstill with ADMA, which will limit BPC’s ability to control the company.  BPC will also agree to a six (6) month lock up of the sale of ADMA securities.

The proposed transaction will be further described in more detail in a current report on Form 8-K and also in a proxy statement on Schedule 14A to be filed by ADMA with the United States Securities and Exchange Commission.

Conference Call/Webcast
ADMA will be conducting an investor conference call today at 8:30am ET to discuss this transaction.
Toll Free:                                800-378-6592
International:                         719-457-2695
Conference ID:                      4027526
Webcast:                                http://public.viavid.com/index.php?id=122695

Replays, available through January 27:
Domestic:                               844-512-2921
International:                         412-317-6671
Replay PIN:                            4027526

Advisors
Raymond James & Associates, Inc. has delivered a fairness opinion to ADMA and PJT Partners is serving as strategic and financial advisor to ADMA.  Credit Suisse is serving as financial advisor to Biotest AG.  Legal counsel for ADMA is Paul, Weiss, Rifkind, Wharton & Garrison LLP and for Biotest AG is Greenberg Traurig, LLP.

About ADMA Biologics, Inc.  (ADMA)
ADMA is a late-stage biopharmaceutical company that develops, manufactures and intends to commercialize specialty plasma-based biologics for the proposed treatment of Immune Deficiencies) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons.  ADMA has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate.  For more information, please visit www.admabiologics.com.

About RI-002
ADMA's lead product candidate, RI-002, is a specialty plasma-derived, polyclonal, intravenous immune globulin (IGIV) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, cytomegalovirus (CMV), measles, tetanus, etc.) as well as plasma from donors tested to have high levels of neutralizing antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty intravenous immune globulin (IGIV) product for treatment of patients diagnosed with PIDD. Polyclonal antibodies are the primary active component of IGIV products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies present in RI-002 support its ability to prevent infections in immune-compromised patients.

About Biotest Pharmaceuticals Corporation
Biotest Pharmaceuticals Corporation is a wholly-owned subsidiary of Biotest AG, a German global provider of plasma products. The company researches, develops and manufactures biotherapeutic plasma protein products, with a specialization in immunology and hematology and is a leader in the collection of source plasma. Biotest Pharmaceuticals owns and manages plasmapheresis centers across the United States and operates a state-of-the-art manufacturing facility in Boca Raton, Florida. Biotest Pharmaceuticals is committed to serving the thousands of patients worldwide who rely on plasma-based therapies. Biotest Pharmaceuticals' team of over 1,000 employees is part of Biotest AG's global workforce of more than 2,500 associates worldwide. To learn more about Biotest Pharmaceuticals, its Plasma Centers, and the difference they make in the lives of patients and the healthcare community, please visit them at www.biotestpharma.com and www.biotestplasma.com.

About Biotest AG
Biotest is a provider of plasma proteins and biological drugs. With a value added chain that extends from pre-clinical and clinical development to worldwide sales, Biotest has specialised primarily in the areas of clinical immunology, haematology and intensive medicine. Biotest develops and markets immunoglobulins, coagulation factors and albumins based on human blood plasma. These are used for diseases of the immune and haematopoietic systems. In addition Biotest develops monoclonal antibodies in the indications of cancer of plasma cells and systemic lupus erythematosus which are produced by recombinant technologies. Biotest has more than 2,500 employees worldwide. The preference shares of Biotest AG are listed in the SDAX on the Frankfurt stock exchange.

Additional Information and Where to Find It
This document is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of a proxy with respect to any common shares of ADMA or any other securities. A proxy statement on Schedule 14A, including related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by ADMA. THE PROXY STATEMENT ON SCHEDULE 14A AND RELATED MATERALS FILED WITH THE SEC WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF ADMA ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE TRANSACTION DESCRIBED HEREIN.  Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the ADMA representative that will be named in the proxy statement on Schedule 14A.

Participants in the Solicitation
ADMA Biologics, Inc. and its directors and certain executive officers; ADMA BioManufacturing, LLC; Aisling Capital II, LP; Biomark Capital Management Co. LLC; Maggro, LLC; The Genesis Foundation; Hariden, LLC; Biotest AG; Biotest Pharmaceuticals Corporation; and Biotest US Corporation may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described herein.  Information regarding persons who may be deemed to be participants (including descriptions of their interests, by security holdings or otherwise) is contained in:  ADMA Biologics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 23, 2016 (SEC File No. 001-36728); ADMA Biologics, Inc.’s 2016 annual meeting definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2016; and subsequent SEC filings made by such persons, including more complete descriptions that will be available for review in a proxy statement on Schedule 14A which ADMA Biologics, Inc. plans to file with the SEC and provide to its stockholders in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry. These forward-looking statements also involve risks and uncertainties concerning our ability to complete and close the proposed transaction described herein, the expected closing date of such transaction, the anticipated benefits and synergies of such transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations.  Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of ADMA to successfully integrate the therapy business of BPC, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing; and other risks detailed in ADMA’s filings with the SEC, including those discussed in ADMA’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, and any amendments thereto, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for ADMA are also available in the Investor Relations section of ADMA’s website at www.admabiologics.com. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

COMPANY CONTACT: Brian Lenz
Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT: Matthew Duffy
Managing Director, LifeSci Advisors, LLC | 212-915-0685 |